Exhibit 99.1

Four Oaks Fincorp, Inc. Declares 2008 Third Quarter Dividend

FOUR OAKS, N.C.--(BUSINESS WIRE)--Four Oaks Fincorp, Inc.(OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 8 cents per share payable on or after September 8, 2008, to shareholders of record on August 29, 2008. This dividend is 10% higher than the third quarter 2007 dividend as adjusted to retroactively reflect the 10% stock dividend paid on November 9, 2007.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr., 919-963-2177
Chairman, President, and Chief Executive Officer
or
Nancy S. Wise, 919-963-2177
Executive Vice President and Chief Financial Officer